UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2015

Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California
(Address of Principal Executive Offices)

90502
(Zip Code)

310-787-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Amendment to Director Compensation

On February 24, 2015, the Board of Directors (the “Board”) of Farmer Bros. Co., a Delaware corporation (the “Company”), amended the fiscal 2015 non-employee director compensation program to allow for the payment of additional fees associated with Board or Board committee service beyond the service which is intended to be covered by the annual retainer and per meeting fees, to the extent such service is pre-approved by the Board and the fee therefor is approved by the Chairman of the Board or committee chair, as applicable.

Dividend Omission

On February 24, 2015, the Board voted to omit the payment of a quarterly dividend in the upcoming fourth quarter of fiscal 2015.

Adoption of Corporate Governance Guidelines

On February 24, 2015, the Board adopted Corporate Governance Guidelines. A copy of the Corporate Governance Guidelines is attached hereto as Exhibit 99.1, incorporated herein by reference and will be posted as soon as practicable on the Investor Relations section of the Company’s website at www.farmerbros.com. The information on the Company’s website is not incorporated by reference in this Form 8-K.

Any amendments to the Corporate Governance Guidelines will be posted on the Investor Relations section of the Company’s website, and the Company assumes no obligation to announce or file any such amendments on a Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Corporate Governance Guidelines

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 27, 2015

FARMER BROS. CO.

By: /s/ Mark J. Nelson
Name: Mark J. Nelson
Title: Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Corporate Governance Guidelines